                                                                     Exhibit 12



[LETTERHEAD OF JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY]

                                                       May 1, 2002

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         John Hancock Variable Life Account U
         File Nos.  333-52128 and 811-3068

Commissioners:

     This opinion is being furnished with respect to the filing of Post-Effective Amendment No. 2 under the Securities Act of 1933 on the Form S-6 Registration Statement of John Hancock Variable Life Account U as required by Rule 485 under the 1933 Act.

     I have acted as counsel to Registrant for the purpose of preparing this Post-Effective Amendment which is being filed pursuant to paragraph (b) to Rule 485 and hereby represent to the Commission that in our opinion this Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b).

     I hereby consent to the filing of this opinion with and as a part of this Post-Effective Amendment to Registrant's Registration Statement with the Commission.

                                            Very truly yours,

                                            /s/ RONALD J. BOCAGE
                                            --------------------------
                                                 Ronald J. Bocage
                                                 Vice President and Counsel